Exhibit 21.1

SUBSIDIARIES OF BLUE CALYPSO, INC.

Subsidiary                                                                         Jurisdiction of Incorporation

Blue Calypso, LLC                                                                                          Texas

Blue Calypso Latin America, S.A.                                                             Costa Rica